                                                                    EXHIBIT 11.1
                              SunTrust Banks, Inc.
                 Statement re: Computation of Per Share Earnings
                      (In thousands, except per share data)


                                                                    Year Ended December 31
                                               --------------------------------------------------------
                                                     2000                1999               1998
                                               -----------------    ----------------    --------------
Basic
Income before extraordinary gain                    $ 1,294,100         $ 1,123,952         $ 971,017
Extraordinary gain, net of taxes                              -             202,648                 -
                                               -----------------    ----------------    --------------
Net income                                          $ 1,294,100         $ 1,326,600         $ 971,017
                                               -----------------    ----------------    --------------

Average basic common shares                             297,834             317,079           314,908
                                               -----------------    ----------------    --------------

Income before extraordinary gain                    $      4.35         $      3.54         $    3.08
Extraordinary gain, net of taxes                              -                0.64                 -
                                               -----------------    ----------------    --------------
Earnings per common share - basic                   $      4.35         $      4.18         $    3.08
                                               =================    ================    ==============


Diluted
Income before extraordinary gain                    $ 1,294,100         $ 1,123,952         $ 971,017
Extraordinary gain, net of taxes                              -             202,648                 -
                                               -----------------    ----------------    --------------
Net income                                          $ 1,294,100         $ 1,326,600         $ 971,017
                                               -----------------    ----------------    --------------

Average common shares outstanding                       297,834             317,079           314,908
Incremental shares outstanding (1)                        3,122               4,095             4,803
                                               -----------------    ----------------    --------------
Average diluted common shares                           300,956             321,174           319,711
                                               -----------------    ----------------    --------------

Income before extraordinary gain                    $      4.30         $      3.50         $    3.04
Extraordinary gain, net of taxes                              -                0.63                 -
                                               -----------------    ----------------    --------------
Earnings per common share - diluted                 $      4.30         $      4.13         $    3.04
                                               =================    ================    ==============



                                                                Year Ended December 31
                                               ----------------------------------------------------
                                                      1997              1996             1995
                                                  --------------   ---------------   --------------
Basic
Income before extraordinary gain                    $   975,923         $ 858,950        $ 802,761
Extraordinary gain, net of taxes                              -                 -                -
                                                  --------------   ---------------   --------------
Net income                                          $   975,923         $ 858,950        $ 802,761
                                                  --------------   ---------------   --------------

Average basic common shares                             316,436           326,502          333,212
                                                  --------------   ---------------   --------------

Income before extraordinary gain                    $      3.08         $    2.63        $    2.41
Extraordinary gain, net of taxes                              -                 -                -
                                                  --------------   ---------------   --------------
Earnings per common share - basic                   $      3.08         $    2.63        $    2.41
                                                  ==============   ===============   ==============


Diluted
Income before extraordinary gain                    $   975,923         $ 858,950        $ 802,761
Extraordinary gain, net of taxes                              -                 -                -
                                                  --------------   ---------------   --------------
Net income                                          $   975,923         $ 858,950        $ 802,761
                                                  --------------   ---------------   --------------

Average common shares outstanding                       316,436           326,502          333,212
Incremental shares outstanding (1)                        4,496             4,540            4,267
                                                  --------------   ---------------   --------------
Average diluted common shares                           320,932           331,042          337,479
                                                  --------------   ---------------   --------------

Income before extraordinary gain                    $      3.04         $    2.59        $    2.38
Extraordinary gain, net of taxes                              -                 -                -
                                                  --------------   ---------------   --------------
Earnings per common share - diluted                 $      3.04         $    2.59        $    2.38
                                                  ==============   ===============   ==============
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(1) Includes the incremental effect of stock options and restricted stock outstanding computed under the treasury stock method.